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US AIRWAYS EXCHANGES COMMON STOCK FOR
AMERICA WEST HOLDINGS CORPORATIONS' 7.50 PERCENT CONVERTIBLE
SENIOR NOTES

TEMPE, Ariz., April 17, 2006-- US Airways Group, Inc. (NYSE: LCC) announced today the completion of the previously announced redemption of approximately $112 million in principal amount of America West Holdings, Inc.'s 7.50 percent convertible senior notes due 2009. Holders of the notes could elect, on or prior to April 11, 2006, to convert the notes into shares of US Airways Group common stock at a rate of 34.376 shares per $1,000 principal amount rather than receive the cash redemption payment. Other than a modest payment for accrued interest and unconverted notes, the transaction did not result in a cash outlay for the Company; rather the holders of over 99 percent of the notes converted their notes into US Airways common stock, resulting in the issuance of an aggregate of approximately 3.86 million shares. Following the conversion, there were approximately 86 million primary shares of common stock outstanding.

The notes were originally issued to aircraft lessors in January 2002 as part of America West's restructuring in exchange for rent reductions. The reduction of debt will lower interest expense by $8.4 million annually.

"We continue to build on the momentum of the positive US Airways story. Today's transaction helps further our goal to reduce debt and reaffirms our commitment as a low cost carrier by taking advantage of opportunities to lower costs wherever possible," said US Airways Chief Financial Officer Derek Kerr.

The new US Airways is the fifth largest domestic airline employing nearly 35,000 aviation professionals. US Airways, US Airways Shuttle and US Airways Express operate approximately 3,800 flights per day and serve more than 230 communities in the U.S., Canada, Europe, the Caribbean and Latin America. This press release and additional information on US Airways can be found at www.usairways.com or www.americawest.com.

US Airways is a member of the Star Alliance, which was established in 1997 as the first truly global airline alliance to offer customers worldwide reach and a smooth travel experience. Star Alliance was voted Best Airline Alliance by Skytrax in 2003 and 2005. The members are Air Canada, Air New Zealand, ANA, Asiana Airlines, Austrian, bmi, LOT Polish Airlines, Lufthansa, Scandinavian Airlines, Singapore Airlines, Spanair, South African Airways, SWISS, TAP Portugal, THAI, United, US Airways and VARIG Brazilian Airlines. Regional member carriers Adria Airways (Slovenia), Blue1 (Finland) and Croatia Airlines enhance the global network. Overall, Star Alliance offers more than 15,000 daily flights to 790 destinations in 138 countries.

Forward-Looking Statements

Certain of the statements contained herein should be considered "forward- looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as "may," "will," "expect," "intend," "anticipate," "believe," "estimate," "plan," "could," "should," and "continue" and similar terms used in connection with statements regarding the outlook of US Airways Group, Inc. (the "Company"), expected fuel costs, the revenue and pricing environment, and expected financial performance. Such statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties that could cause the Company's actual results and financial position to differ materially from these statements. Such risks and uncertainties include, but are not limited to, the following: the ability of the Company to obtain and maintain any necessary financing for operations and other purposes (including compliance with financial covenants); the ability of the Company to maintain adequate liquidity; the impact of changes in fuel prices; the impact of economic conditions; changes in prevailing interest rates; the ability to attract and retain qualified personnel; the ability of the Company to attract and retain customers; the ability of the Company to obtain and maintain commercially reasonable terms with vendors and service providers; the cyclical nature of the airline industry; competitive practices in the industry, including significant fare restructuring activities by major airlines; labor costs; security-related and insurance costs; weather conditions; government legislation and regulation; relations with unionized employees generally and the impact and outcome of the labor negotiations; the impact of global instability including the potential impact of current and future hostilities, terrorist attacks, infectious disease outbreaks or other global events; the impact of the resolution of remaining claims in US Airways Group's Chapter 11 proceedings; the ability of the Company to fund and execute its business plan following the Chapter 11 proceedings and the merger; and other risks and uncertainties listed from time to time in the companies' reports to the SEC. There may be other factors not identified above of which the Company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. The Company assumes no obligation to publicly update any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Additional factors that may affect the future results of the Company are set forth in the section entitled "Risk Factors" in the Company's annual report on Form 10-K for the year ended December 31, 2005 and in the filings of the Company with the SEC, which are available at www.usairways.com and www.americawest.com.

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